UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2011

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14112 (Commission File Number)	43-1128385 (I.R.S. Employer Identification No.)

663 Highway 60, P.O. Box 807
Monett, Missouri 65708
(Address of principal executive office) (Zip Code)

(417) 235-6652
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

a.	The Annual Meeting of Stockholders of Jack Henry & Associates, Inc. (the "Company") was held on November 17, 2011.

b.	The Company's stockholders elected all of the Company's nominees for director and voted on other matters, with final voting results as follows:

(1) Elected the following directors to hold office for one-year terms ending at the 2012 Annual Meeting of Stockholders or until their successors are elected and qualified:

Name	For	Withheld	Broker Non-Votes
Michael E. Henry	65,421,368	8,918,051	6,369,842
Jerry D. Hall	71,462,884	2,876,535	6,369,842
Craig R. Curry	66,186,928	8,152,491	6,369,842
Wesley A. Brown	73,827,752	511,667	6,369,842
Matthew C. Flanigan	73,822,464	516,955	6,369,842
Marla K. Shepard	71,663,684	2,675,735	6,369,842
John F. Prim	72,652,330	1,687,089	6,369,842

(2) Approved a non-binding advisory vote on compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
71,834,303	350,533	2,154,583	6,369,842

(3) Recommended by a non-binding advisory vote, the frequency of future stockholder votes on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
66,115,223	145,453	5,899,395	2,179,348	6,369,842

(4) Ratified the election of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2012:

For	Against	Abstain
79,276,757	1,361,329	71,175

c.
In response to the voting results with respect to frequency of future stockholder votes on executive compensation, the Company's Board of Directors has determined that the Company will submit the advisory vote on compensation of named executive officers annually until the next stockholder vote on the frequency of such advisory votes. The Company is required to hold a vote on frequency every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date: November 22, 2011                By:  /s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer